                                                                    EXHIBIT 4(b)


                            RHG FINANCE CORPORATION
                                 as the Issuer

                                      and

                         RENAISSANCE HOTEL GROUP N.V.
                               as the Guarantor

                                      and

                         MARRIOTT INTERNATIONAL, INC.
                          as the Additional Guarantor

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO
                                  as Trustee

                                --------------

                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of April 11, 1997

                                      TO

                                   INDENTURE

                          Dated as of October 1, 1995

                                --------------

                               U.S. $120,000,000

                       8-7/8% Guaranteed Notes due 2005

        FIRST SUPPLEMENTAL INDENTURE, dated as of April 11, 1997 (the "First Supplemental Indenture"), among RHG Finance Corporation, a Delaware corporation, as the issuer ("RHG Finance"), Renaissance Hotel Group N.V., a Netherlands corporation, as the guarantor (the "Company"), and Marriott International, Inc., a Delaware corporation, as the additional guarantor ("Marriott"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee").

                                   RECITALS
                                   --------

        WHEREAS, RHG Finance, the Company and the Trustee executed and delivered the Indenture, dated as of October 1, 1995 (the "Original Indenture"), pursuant to which the 8-7/8% Guaranteed Notes Due 2005 (the "Securities") of RHG Finance were issued;

        WHEREAS, Section 7.1 of the Original Indenture provides that RHG Finance, the Company and the Trustee may enter into an indenture supplemental to the Original Indenture without the consent of any Holder to, among other things, make any change that does not adversely affect the rights of any Holder in any material respect;

        WHEREAS, Marriott, through an indirect wholly-owned subsidiary, has acquired substantially all of the Common Stock of the Company;

        WHEREAS, Marriott desires to provide for its guarantee (the "Additional Guarantee") of the payment of principal and interest on the Securities in order to furnish certain related benefits to holders of the Securities;

        WHEREAS, RHG Finance, the Company and Marriott desire to amend the Original Indenture pursuant to this First Supplemental Indenture to provide for the Additional Guarantee;

        WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized and approved by resolution of the Board of Directors of RHG Finance and the Board of Managing Directors of the Company, and have been duly authorized and approved by Marriott; and

        WHEREAS, RHG Finance, the Company and Marriott desire and have requested the Trustee to join in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Original Indenture.

        NOW THEREFORE, for the equal and ratable benefit of all Holders of the Securities, the Original Indenture is hereby amended as follows, effective upon execution hereof by the Trustee:

                                  ARTICLE ONE
                                  -----------

                       AMENDMENTS TO ORIGINAL INDENTURE
                       --------------------------------

        Section 1.1     Addition of Marriott as Party.  Marriott hereby is made
                        -----------------------------
a party to the Indenture to the extent hereinafter provided.

        Section 1.2     Definitions.  Section 1.1 of the Original Indenture
                        -----------
hereby is amended by adding the following definition in its appropriate alphabetical position:

        "Additional Guarantee" means the guarantee by Marriott of the payment of
         --------------------
        principal and interest on the Securities pursuant to Section 12.7 hereof.

        Section 1.3.    Additional Event of Default.  Section 4.1(c) of the
                        ---------------------------
Original Indenture hereby is amended in its entirety to read as follows:

        (c) the Guarantees of the Company shall cease to be in full force and effect, or the Company shall deny, disaffirm or fail to perform the Company's obligations under such Guarantees or the provisions of Article Twelve hereof; or the Additional Guarantee shall cease to be in full force and effect, or Marriott shall deny, disaffirm or fail to perform Marriott's obligations under the Additional Guarantee or the provisions of Section 12.7 hereof; or

        Section 1.4.    Additional Guarantee.  ARTICLE TWELVE of the Original
                        --------------------
Indenture hereby is amended by adding the following Section in its appropriate numerical position:

                SECTION 12.7   Additional Guarantee of Securities.  Marriott
                               ----------------------------------
        hereby unconditionally and irrevocably guarantees to each Holder the due and punctual payment of the principal of and interest (including any additional interest or other amounts payable in accordance with the terms of the Securities) on the Securities held by such Holder, when and as the same shall become due and payable, whether at maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Securities and of the Indenture. In case of the failure of RHG Finance punctually to make any such payment of principal or interest (including any additional interest or other amounts payable in accordance with the terms of the Securities), Marriott hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by RHG Finance.

                Marriott hereby agrees that its obligations under this Section
        12.7 shall be as if it were principal debtor and not merely surety, and shall be absolute, irrevocable and unconditional, irrespective of validity, regularity or enforceability of such Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Securities with respect to any provisions thereof or of the Indenture, the recovery of any judgment against RHG Finance or any action to enforce the same or any other circumstance with might otherwise constitute a legal or equitable discharge or defense of a guarantor. Marriott hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of RHG Finance, any right to require a proceeding first against RHG Finance, protest or notice with respect to such Securities or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Additional Guarantee will not be discharged except by complete performance of the obligations contained in such Securities, this Additional Guarantee and the Indenture. The Company hereby further agrees that it shall pay or cause to be paid any Additional Amounts on the Securities or the Additional Guarantee as shall be required pursuant to Section 3.2 hereof.

                No provision of this Additional Guarantee or of the Securities or this Indenture shall alter or impair the obligations of Marriott set forth in this Section 12.7, which are absolute and unconditional.

                This Additional Guarantee shall be valid and effective upon execution and delivery of the First Supplemental Indenture by the parties thereto.

        Section 1.5.    Conforming Amendments.
                        ---------------------

        (a) Each reference to "the Company" in Sections 2.8, 2.9, 3.2, 4.2, 4.3, 4.5, 4.9, 5.4 6.1, 6.3, 6.5, 7.1, 7.2, 7.3, 10.1, 10.10 and 11.1 of the Original
Indenture hereby is amended to substitute in lieu thereof a reference to "the Company or Marriott" or "the Company and Marriott," as the context requires.

        (b) Each reference to "the Guarantee" or "the Guarantees" in Section 3.2, 4.2, 10.1, 10.2, 10.10 and 11.1 of the Original Indenture hereby is amended to substitute in lieu thereof a reference to "the Guarantee or the Additional Guarantee" or "the Guarantees or the Additional Guarantee," as the case may be.

                                  ARTICLE TWO
                                  -----------

                                 MISCELLANEOUS
                                 -------------

        Section 2.1.    Definitions. Capitalized terms used herein without
                        -----------
definition shall have the respective meanings specified in the Original
Indenture.

        Section 2.2.    Confirmation of Indenture.  Except as specifically
                        -------------------------
amended and supplemented by this First Supplemental Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.

        Section 2.3.    Concerning the Trustee.  The Trustee assumes no duties,
                        ----------------------
responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture.

        Section 2.4     Governing Law.  This Supplemental Indenture and the
                        -------------
Additional Guarantee shall be governed by, and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

        Section 2.5.    Separability.  In the event any one or more of the
                        ------------
provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, which shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

        Section 2.6     Counterparts.  This First Supplemental Indenture
                        ------------
 may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed and delivered as of the date first above written.


                                        RHG FINANCE CORPORATION

                                        By: /s/ Myron D. Walker
                                            ------------------------------
                                            Name:   Myron Walker
                                            Title:  Vice President

                                        RENAISSANCE HOTEL GROUP N.V.

                                        By: /s/ Michael A. Stein
                                            ------------------------------
                                            Name:   Michael A. Stein
                                            Title:  Executive Director

                                        MARRIOTT INTERNATIONAL, INC.

                                        By: /s/ C. B. Handlon
                                            ------------------------------
                                            Name:   Carolyn B. Handlon
                                            Title:  Vice President and
                                                    Assistant Treasurer

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By: /s/ Steven M. Wagner
                                            ------------------------------
                                            Name:   Steven M. Wagner
                                            Title:  Vice President

                                                                    EXHIBIT 4(c)


                            RHG FINANCE CORPORATION
                                 as the Issuer

                                      and

                         RENAISSANCE HOTEL GROUP N.V.
                               as the Guarantor

                                     and

                         MARRIOTT INTERNATIONAL, INC.
                          as the Additional Guarantor

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO
                                  as Trustee

                             ____________________

                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of April 25, 1997

                                      TO

                                   INDENTURE

                          Dated as of October 1, 1995

                             ____________________

                               U.S. $120,000,000

                       8-7/8% Guaranteed Notes due 2005

        SECOND SUPPLEMENTAL INDENTURE, dated as of April 25, 1997 (the "Second Supplemental Indenture"), among RHG Finance Corporation, a Delaware corporation, as the issuer ("RHG Finance"), Renaissance Hotel Group N.V., a Netherlands corporation, as the guarantor (the "Company"), and Marriott International, Inc., a Delaware corporation, as the additional guarantor ("Marriott"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee").

                                   RECITALS
                                   --------

        WHEREAS, RHG Finance, the Company and the Trustee executed and delivered the Indenture, dated as of October 1, 1995, as amended by that certain First Supplemental Indenture referred to below (the "Indenture"), pursuant to which the 8-7/8% Guaranteed Notes due 2005 (the "Securities") of RHG Finance were issued;

        WHEREAS, RHG Finance, the Company, Marriott and the Trustee have executed and delivered the First Supplemental Indenture, dated as of April 11, 1997 (the "First Supplemental Indenture") adding Marriott as the additional guarantor of the Securities;

        WHEREAS, Section 7.2 of the Indenture provides that RHG Finance, the Company, Marriott and the Trustee may enter into a supplemental indenture to add provisions to or change or eliminate provisions of the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;

        WHEREAS, the execution and delivery of this Second Supplemental Indenture have been duly authorized and approved by resolution of the Board of Directors of RHG Finance and the Board of Managing Directors of the Company, and have been duly authorized and approved by Marriott;

        WHEREAS, RHG Finance, on behalf of itself, the Company and Marriott has solicited the consent of the Holders of the Securities to certain amendments (the "Amendments") to the Indenture pursuant to that certain Consent Solicitation Statement, dated April 16, 1997 (the "Consent Solicitation");

        WHEREAS, Holders representing at least a majority in aggregate principal amount of the Securities have consented to the Amendments and pursuant to
Section 6.2 of the Indenture, evidence of such consent has been proved to the Trustee in a manner which the Trustee has deemed satisfactory; and

        WHEREAS, RHG Finance, the Company and Marriott desire and have requested the Trustee to join in the execution and delivery of this Second Supplemental Indenture for the purpose of amending the Indenture.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Securities as follows, effective upon execution hereof by the Trustee:

                                  ARTICLE ONE
                                  -----------

                            AMENDMENTS TO INDENTURE
                            -----------------------

        Section 1.1     Deleted Definitions.  Section 1.1 of the Indenture is
                        -------------------
hereby amended by deleting each of the following definitions in its entirety:

        "Asset Disposition"
         -----------------

        "Board of Directors"
         ------------------

        "Capital Stock"
         -------------

        "Capitalized Lease"
         -----------------

        "Capitalized Lease Obligation"
         ----------------------------

        "Common Stock"
         ------------

        "Conflicts of Interest Policy"
         ----------------------------

        "Consolidated EBITDA"
         -------------------

        "Consolidated Fixed Charges"
         --------------------------

        "Consolidated Fixed Charge Coverage Ratio"
         ----------------------------------------

        "Consolidated Net Assets"
         -----------------------

        "Consolidated Net Income"
         -----------------------

        "Credit Agreement"
         ----------------

        "Currency Agreement"
         ------------------

        "Debt"
         ----

        "Fair Market Value"
         -----------------

        "GAAP"
         ----

        "Incurrence"
         ----------

        "Indemnification Agreement"
         -------------------------

        "Independent Director"
         --------------------

        "Interest Rate Agreement"
         -----------------------

        "Investment"
         ----------

        "Issue Date"
         ----------

        "Lien"
         ----

        "Management Agreement Acquisition"
         --------------------------------

        "Merger"
         ------

        "New World Development"
         ---------------------

        "New World Group Member"
         ----------------------

        "Officer"
         -------

        "Officer's Certificate"
         ---------------------

        "Opinion of Counsel"
         ------------------

        "Outstanding"
         -----------

        "Paying Agent"
         ------------

        "Permitted Liens"
         ---------------

        "Preferred Stock"
         ---------------

        "Property"
         --------

        "Qualifying Capital Stock"
         ------------------------

        "Redeemable Stock"
         ----------------

        "Restricted Payment"
         ------------------

        "Subsidiary"
         ----------

        "Voting Stock"
         ------------

        "Wholly Owned Subsidiary"
         -----------------------

        Section 1.2     Added Definitions.  Section 1.1 of the Indenture is
                        -----------------
hereby amended by adding the following definitions in their appropriate alphabetical location:

        "Acquisition Cost" means all costs incurred or assumed by any Person
         ----------------
         in connection with the acquisition by purchase or otherwise of any property or asset which would in accordance with GAAP be capitalized as the cost of such property or asset on a balance sheet of such Person.

        "Attributable Debt" with respect to any Sale and Leaseback Transaction
         -----------------
        that is subject to the restrictions described under Section 3.9 means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

        "Board of Directors" or "Board of Managing Directors" means, with
         ------------------
        respect to any Person, either the board of directors or board of managing directors of the Person, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Person to whom that board or committee shall have delegated its authority.

        "Capitalized Lease Obligations" of any Person means the obligations of
         -----------------------------
        such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Consolidated Net Assets" means the total amount of assets of Marriott
         -----------------------
        and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of Marriott and its Subsidiaries (other than intercompany liabilities and the current portion of long-term debt and Capitalized Lease Obligations), all as set forth on the latest consolidated balance sheet of Marriott prepared in accordance with GAAP.

        "Cost of Construction" means all costs incurred or assumed by any
         --------------------
        Person in connection with the construction or development of any property or asset including land which in accordance with GAAP would be capitalized and included within the cost of such property or asset on a balance sheet of such Person.

        "Debt" means notes, bonds, debentures or other similar evidences of
         ----
        indebtedness for borrowed money or any guarantee of any of the foregoing, including any Debt of any other Person (including any Unrestricted Subsidiary) to the extent that such Debt is assumed or guaranteed by Marriott or any of its Restricted Subsidiaries.

        "Discharged" shall have the meaning set forth in Section 9.2.
         ----------

        "GAAP" means generally accepted accounting principles in the United
         ----
        States as in effect on December 1, 1993.

        "Lien" means any mortgage, pledge, lien, encumbrance or other security
         ----
        interest to secure payment of Debt.

        "Officer" means the Chairman of the Board of Directors, the Chief
         -------
        Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any

        Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), any other officer, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary or the General Counsel or Associate General Counsel or Assistant General Counsel of RHG Finance or, in the case of the Company or Marriott, any person holding similar office, including, without limitation, any Director or Executive Director.

        "Officer's Certificate" means a certificate signed by the Chairman of
         ---------------------
        the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") or any other officer and by the Treasurer or the Secretary, any Assistant Treasurer or Assistant Secretary or the General Counsel or Associate General Counsel or Assistant General Counsel of RHG Finance (or, in the case of the Company or Marriott, any person holding similar office, including, without limitation, any Director or Executive Director) and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in
        Section 10.5.

        "Opinion of Counsel" means, unless the context otherwise states, an
         ------------------
        opinion in writing signed by legal counsel who may be an employee of or counsel to RHG Finance, the Company or Marriott or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with
        Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.5, if and to the extent required hereby.

        "Outstanding" when used with respect to Securities, means, as of the
         -----------
        date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                        (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                        (ii) Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than RHG Finance, the Company or Marriott) in trust or set aside and segregated in trust by RHG Finance (if RHG Finance shall act as its own Paying Agent) for the Holders of such Securities;

                        (iii) Securities, except to the extent provided in Article Nine, with respect to which RHG Finance, the Company or Marriott has effected defeasance and/or covenant defeasance as provided in this Indenture; and

                        (iv)    Mutilated, destroyed, lost or stolen
                Securities which have become or are about to become due and payable which have been paid pursuant to Section 2.8 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are being held by a bona fide purchaser in whose hands the Securities are valid obligations of RHG Finance;

        provided, however, that in determining whether the Holders of the
        --------  -------
        requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by RHG Finance, the Company, Marriott or any other obligor upon the Securities or any Affiliate of RHG Finance, the Company, Marriott or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not RHG Finance, the Company, Marriott or any other obligor upon the Securities or any Affiliate of the Company, Marriott or such other obligor.

        "Paying Agent" means any Person (including RHG Finance acting as Paying
         ------------
        Agent) authorized by RHG Finance, the Company and Marriott to pay the principal of or interest on any Securities on behalf of RHG Finance or any amount due and payable under the Guarantee on behalf the Company, or under the Additional Guarantee on behalf of Marriott.

        "Principal Property" means (i) a parcel of improved or unimproved real
         ------------------
        estate or other physical facility or depreciable asset of Marriott or a Subsidiary, the net book value of which on the date of determination exceeds 2% of Consolidated Net Assets and (ii) any group of parcels of real estate, other physical facilities, and/or depreciable assets of Marriott and/or its Subsidiaries, the net book value of which, when sold in one or a series of Related Sale and Leaseback Transactions or securing Debt issued in respect of such Principal Properties, on the date of determination exceeds 2% of the Consolidated Net Assets. For purposes of the foregoing, "Related Sale and Leaseback Transactions" refers to any two or more such contemporaneous transactions which are on substantially similar terms with substantially the same parties.

        "Restricted Subsidiary" means any Subsidiary organized and existing
         ---------------------
        under the laws of the United States of America and the principal business of which is carried on within the United States of America (x) which owns or is a lessee pursuant to a capital lease of any property of the type described in clause (i) of the definition of Principal Property or (y) in which the investment of Marriott and all its

        Subsidiaries exceeds 5% of Consolidated Net Assets as of the date of such determination other than, in the case of either clause (x) or (y),
        (i) Subsidiaries of which the principal business is Marriott's timeshare or senior living services businesses, (ii) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, and (iii) each Subsidiary formed or acquired after December 1, 1993 for the purpose of developing new assets or acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of Marriott or any Restricted Subsidiary.

        "Sale and Leaseback Transaction" has the meaning set forth in Section
         ------------------------------
        3.9.

        "Subsidiary" means any corporation of which at least a majority of the
         ----------
        outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned by Marriott or by one or more Subsidiaries thereof, or by Marriott and one or more Subsidiaries.

        "Successor Additional Amounts" shall have the meaning set forth in
         ----------------------------
        Section 3.10.

        "Successor Company" shall have the meaning set forth in Section 8.1.
         -----------------

        "Successor Person" shall have the meaning set forth in Section 3.10.
         ----------------

        "Unrestricted Subsidiary" means any subsidiary of Marriott other than a
         -----------------------
        Restricted Subsidiary.

        Section 1.3  Deleted Covenants.  The text of each of the following
                     -----------------
 Sections of the Indenture is hereby deleted in its entirety and replaced, in each case, by the words "Intentionally Omitted":

        Section 3.10    Limitation on Debt of the Company
                        ---------------------------------

        Section 3.11    Limitation on Debt and Preferred Stock of Subsidiaries
                        ------------------------------------------------------

        Section 3.12    Limitation on Restricted Payments
                        ---------------------------------

        Section 3.13    Limitation on Transfer of Assets
                        --------------------------------

        Section 3.14    Limitations on Restrictions on Subsidiary Dividends
                        ---------------------------------------------------
 and Other Distributions
------------------------

        Section 1.4.  Amended Covenants.  Each of the following Sections of the
                      -----------------
Indenture is hereby amended to read in its entirety as follows:

        Section 3.5   Paying Agents.
                      -------------

        Whenever RHG Finance shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

        (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by RHG Finance or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee,

        (b) that it will give the Trustee notice of any failure by RHG Finance (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

        (c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

        RHG Finance will, on or prior to each due date of the principal of or interest on the Securities, deposit with the Paying Agent a sum sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) RHG Finance will promptly notify the Trustee of any failure to take such action.

        If RHG Finance shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due. RHG Finance will promptly notify the Trustee of any failure to take such action.

        Anything in this Section to the contrary notwithstanding, RHG Finance may at any time, for the purpose of obtaining satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by RHG Finance or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

        Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.5 and 9.6.

Section 3.8     Limitation on Liens.
                -------------------

        Except as described in Section 3.18, so long as any of the Securities shall be Outstanding, Marriott will not create, assume or suffer to exist, or permit any Restricted Subsidiary to create, assume or suffer to exist, any Lien of or upon any (i) Principal Property of Marriott or any Restricted Subsidiary or (ii) any shares of capital stock or Debt issued by any Restricted Subsidiary and owned by Marriott or any Restricted Subsidiary, without making effective provision whereby all of the Securities (together with, if Marriott shall so determine, any other indebtedness or any other obligation of Marriott or such Restricted Subsidiary then existing or thereafter created that is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) any Debt thereby secured as long as such Debt shall be so secured; provided that the foregoing restriction shall not apply to:

        (a)    Liens existing on the date of this Second Supplemental Indenture;

        (b) Liens existing on (i) Principal Property at the time of acquisition thereof by Marriott or a Restricted Subsidiary or (ii) property or indebtedness of, or an equity interest in, any corporation at the time such corporation becomes a Restricted Subsidiary;

        (c) Liens to secure Debt with respect to all or any part of the Acquisition Cost or the Cost of Construction or improvement of one or more Principal Properties acquired or constructed by Marriott or a Restricted Subsidiary, provided such Debt is incurred and related Liens are created not later than 24 months after acquisition or completion of construction (including any improvements on an existing property), whichever is later, and such Debt does not exceed the aggregate amount of the Acquisition Cost of all such properties and/or the Cost of Construction thereof;

        (d) Liens on shares of capital stock or Debt issued by one or more Restricted Subsidiaries to secure Debt with respect to all or part of the Acquisition Cost of such Restricted Subsidiary or Restricted Subsidiaries; provided such Debt is incurred and related Liens are created not later than 24 months after the acquisition of such Restricted Subsidiary or Restricted Subsidiaries and such Debt does not exceed the aggregate amount of the Acquisition Cost of such Restricted Subsidiary or Restricted Subsidiaries;

        (e) Liens in favor of any domestic or foreign government or governmental body or any of their agencies and instrumentalities, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the Acquisition Cost or the Cost of Construction or improvement of the property subject to such Liens;

        (f) in the case of a Restricted Subsidiary, Liens in favor of Marriott or another Restricted Subsidiary; and

        (g)    any extension, renewal or replacement, in whole or in part, of any Liens referred to in the foregoing clauses (a) through (f) or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed
--------
(x) the greater of (i) the principal amount secured thereby at the time of such extension, renewal or replacement and (ii) 80% of the fair market value (in the opinion of Marriott's Board of Directors) of the properties subject to such extension, renewal or replacement plus (y) any costs incurred in connection with such extension, renewal or replacement, and that such extension, renewal or replacement of Liens shall be limited to properties which had previously been subject to such Liens.

        Section 3.9     Limitation on Sale and Leaseback Transactions.
                        ---------------------------------------------

        Except as described in Section 3.18, so long as any of the Securities shall be Outstanding, Marriott will not enter into, or permit any Restricted Subsidiary to enter into, any arrangement with any lessor (other than Marriott or a Restricted Subsidiary), providing for the leasing to Marriott or a Restricted Subsidiary for a period of more than three years (including renewals at the option of the lessee) of any Principal Property that has been or is to be sold or transferred by Marriott or such Restricted Subsidiary to such lessor or to any other Person, to which funds have been or are to be advanced by such lessor or other Person on the security of the leased property (in this Article Three called "Sale and Leaseback Transactions") unless either:

        (a) Marriott or such Restricted Subsidiary would be entitled, pursuant to Section 3.8, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Securities, or

        (b) Marriott within 240 days after the effective date of such Sale and Leaseback Transaction (whether made by Marriott or a Restricted Subsidiary) applies to the retirement, repayment or other discharge of the Securities, or Debt ranking on a parity with the Additional Guarantee, an amount not less than (x) the greater of (i) the net cash proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair market value (in the opinion of Marriott's Board of Directors) of such property at the time of entering into such Sale and Leaseback Transaction less (y) the fair market value (in the opinion of Marriott's Board of Directors) of any non-cash proceeds of the sale of such property provided, that, such non-cash proceeds shall be considered "Principal Property" acquired on the date the property sold in the Sale and Leaseback Transaction was acquired by Marriott or any of its Subsidiaries for purposes of Sections 3.8 and 3.9.

        Section 3.10    Company Merger or Consolidation.  The Company
                        -------------------------------
covenants that it shall not consolidate with or merge into another Person, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (the "Successor Person") if such Successor Person is not organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or The Netherlands, unless:

                (I) the Successor Person shall expressly agree by supplemental indenture (A) to indemnify the Holder of each Security against (1) any tax, assessment or governmental charge imposed upon such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease, and (2) any costs or expenses of the act of such consolidation, merger, conveyance, transfer or lease, and (B) that all payments pursuant to the Securities or the Guarantees in respect of the principal of and interest on the Securities, as the case may be, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction of organization of the Successor Person or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by such jurisdiction or any such subdivision or authority to be withheld or deducted, in which case the Successor Person will pay by way of additional interest such additional amounts of, or in respect of, principal and interest ("Successor Additional Amounts") as will
                                     ----------------------------
        result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security of the amounts which would have been payable pursuant to the Securities or the Guarantees, as the case may be, had no such withholding or deduction been required, except that no Successor Additional Amounts shall be so payable for or on account of:

                        (1) any tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Holder:

                                (a) was a resident, domiciliary or national of,
                        or engaged in business or maintained a permanent establishment or was physically present in, the jurisdiction of organization of the Successor Person or otherwise had some connection with the jurisdiction of organization of the Successor Person other than the mere ownership of, or receipt of payment under, such Security or Guarantee;

                                (b) presented such Security or Guarantee for
                        payment in the jurisdiction of organization of the Successor Person, unless such Security or Guarantee could not have been presented for payment elsewhere; or

                                (c) presented such Security or Guarantee more
                        than thirty (30) days after the date on which the payment in respect of such Security or Guarantee first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Successor Additional Amounts if it had presented such Security or Guarantee for payment on any day within such period of thirty (30) days;

                        (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

                (3) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of or interest on the Securities or the Guarantees;

                (4) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Successor Person, RHG Finance or the Company, as the case may be, addressed to the Holder (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or
        (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or

                (5)     any combination of items (1), (2), (3) and (4 );

nor shall Successor Additional Amounts be paid with respect to any payment of the principal of or interest on any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction of organization of the Successor Person (or any taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts of interest had it been the Holder of the Security;

                                      or

        (II) Marriott in its sole discretion expressly agrees by supplemental indenture to assume all obligations otherwise applicable to a Successor Person pursuant to Subsection 3.10(I) above, in which case no supplemental indenture as referenced in such Subsection 3.10(I) shall be required of a Successor
Person in connection with a consolidation, merger or conveyance, transfer or lease of assets of the Company to a Person that is not organized and validly existing under the laws of the United States, any State thereof or the District of Columbia or The Netherlands, and none of the provisions of Subsection
3.10(I) shall be applicable to such Successor Person.

        In connection with the execution and delivery of any supplemental indenture pursuant to this Section 3.10, the Successor Person (with respect to a supplemental indenture pursuant to Subsection 3.10(I)) or Marriott (with respect to a supplemental indenture pursuant to Subsection 3.10(II)) shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel stating that such supplemental indenture complies with the applicable provisions of this Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Section 3.15    Reports by Marriott; Exchange Listing of Securities.
                        ---------------------------------------------------

        (a)     Marriott will:

                (1) file with the Trustee, within 15 days after Marriott is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Marriott may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or, if Marriott is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to
        Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be required from time to time in such rules and regulations;

                (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Marriott with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                (3) transmit to all Holders of Securities, in the manner and to the extent provided in Section 3.16, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Marriott pursuant to paragraphs (1) and (2) of this Section and as may be required by rules and regulations prescribed from time to time by the SEC.

        (b) None of RHG Finance, the Company or Marriott shall have any obligation to maintain the listing of the Securities on the New York Stock Exchange or any national securities exchange or other trading facility, or to continue the registration of the Securities under the Securities Exchange Act of 1934.0

        Section 1.5.  Added Covenants.  Each of the following Sections is hereby
                      ---------------
added to the Indenture in its appropriate numerical position:

                Section 3.17 Corporate Existence. So long as the Securities shall be Outstanding, subject to Article Eight, Marriott will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that Marriott shall not be required to preserve any such right or franchise if Marriott shall determine that the preservation thereof is no longer desirable in the conduct of the business of Marriott.

                Section 3.18    Exempted Liens and Sale and Leaseback
                                -------------------------------------
        Transactions. Notwithstanding the restrictions on Liens and Sale and
        ------------
        Leaseback Transactions contained
        in Section 3.8 and 3.9, Marriott or any Restricted Subsidiary may create, assume or suffer to exist Liens or enter into Sale and Leaseback Transactions not otherwise permitted as contained in Sections 3.8 and 3.9, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Debt secured by such Liens plus all Attributable Debt in respect of such Sale and Leaseback Transactions entered into, measured in each case, at the time any Lien is incurred or any Sale and Leaseback Transaction is entered into, by Marriott and Restricted Subsidiaries does not exceed the greater of (i) $250 million or (ii) 10% of Consolidated Net Assets. For purposes of the foregoing sentence, the Debt of any Person other than Marriott or any Restricted Subsidiary which is secured by a Lien on Principal Property of Marriott or any Restricted Subsidiary or capital stock or Debt issued by any Restricted Subsidiary shall be deemed to be an amount equal to the lesser of (i) the amount of such Debt or (ii) the fair market value (in the opinion of Marriott's Board of Directors) of the property of Marriott and its Restricted Subsidiaries which is encumbered by such Lien.

                Section 3.19    Waiver of Certain Covenants. Marriott may omit
                                ---------------------------
        in any particular instance to comply with any term, provision or condition set forth in Sections 3.8, 3.9, 3.17, and 3.18 with respect to the Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by act of such Holders (pursuant to Section 6.1), either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of Marriott and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

        Section 1.6  Omitted Remedies Of The Trustee And Securityholders On
                     ------------------------------------------------------
Event Of Default. The text of each of the following Sections is hereby deleted
----------------
in its entirety and replaced, in each case, by the words "Intentionally
Omitted":

        Section 4.1(f)

        Section 4.1(g)

        Section 4.1(j)

        Section 1.7  Amended Remedies Of The Trustee And Securityholders On
                     ------------------------------------------------------
Event Of Default.  Each of the following Subsections of Section 4.1 of the
----------------
Indenture is hereby amended to read in its entirety as follows:


                         (d) failure on the part of RHG Finance, the Company and
                Marriott duly to observe or perform any other of the covenants or agreements on the respective parts of RHG Finance, the Company and Marriott contained in the Securities or in this Indenture for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that

        RHG Finance, the Company and Marriott remedy the same, shall have been given by registered or certified mail, return receipt requested, to each of RHG Finance, the Company and Marriott by the Trustee, or to each of RHG Finance, the Company and Marriott by the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding; or

                (e) default (i) in the payment of any principal on any debt for borrowed money of Marriott or any Restricted Subsidiary of Marriott (excluding any non-recourse debt), in an aggregate principal amount in excess of the greater of (a) $75 million or (b) 4% of Consolidated Net Assets, when due at its final maturity after giving effect to any applicable grace period and the holder thereof shall have taken affirmative action to enforce the payment thereof, or (ii) in the performance of any term or provision of any debt for borrowed money of Marriott or any Restricted Subsidiary of Marriott (excluding any non-recourse debt) in an aggregate principal amount in excess of the greater of (a) $75 million or (b) 4% of Consolidated Net Assets that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, unless, in the case of either clause (i) or (ii) above, (x) such acceleration or action to enforce payment, as the case may be, has been rescinded or annulled, (y) such debt has been discharged or (z) a sum sufficient to discharge in full such debt has been deposited in trust by or on behalf of Marriott, in each case, within a period of 10 days after there has been given, by registered or certified mail, to Marriott by the Trustee or to Marriott and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or defaults and stating that such notice is a "Notice of Default" hereunder; or

                (h) the entry of a decree of order for relief in respect of Marriott by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or a decree or order adjudging Marriott a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Marriott under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Marriott or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                (i) the commencement by Marriott of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Marriott or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Marriott in furtherance of any such action;

        Section 1.8  Amended Consolidation, Merger, Sale Or Conveyance
                     -------------------------------------------------
Provisions. Each of the following Sections is hereby amended to read in its
----------
entirety as follows:

                Section 8.1  RHG Finance and Marriott May Consolidate, etc.,

                             -----------------------------------------------
        Only on Certain Terms.
        ---------------------

                So long as any Securities shall be Outstanding, neither RHG Finance nor Marriott shall consolidate with or merge into any other corporation or other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (such successor corporation or Person, as the case may be, shall in this Article 8 be referred to as the "Successor Company"), unless

                        (1) the Successor Company shall be organized and
                existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest (and Additional Amounts, if any) on all the Securities and the performance of every covenant of this Indenture and in the Securities on the part of RHG Finance or Marriott, as the case may be, to be performed or observed;

                        (2) immediately after giving effect to such transaction,
                no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                        (3) if, as a result of any such consolidation or merger
                or such conveyance, transfer or lease, any Principal Property of Marriott or any Restricted Subsidiary would become subject to a Lien that would not be permitted by this Indenture, or Marriott or such Successor Company takes such steps as are necessary effectively to secure the Securities equally and ratably with (or, at the option of Marriott, prior to) all indebtedness secured thereby; and

                        (4) RHG Finance or Marriott, as the case may be, has
                delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

                Section 8.2     Successor Company Substituted.
                                -----------------------------

                Upon any consolidation with or merger into any other corporation or other Person, or any conveyance, transfer or lease of the properties and assets of RHG Finance or Marriott substantially as an entirety in accordance with Section 8.1, the Successor Company or person formed by such consolidation or into which RHG Finance or Marriott is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, RHG Finance or Marriott, as the case may be, under this Indenture with the same effect as if such Successor Company or person had been named as RHG Finance or Marriott, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

        Section 1.9   Deleted Consolidation, Merger, Sale Or Conveyance
                      -------------------------------------------------
Provision. The text of Section 8.3 is hereby deleted in its entirety and
---------
replaced by the words "Intentionally Omitted".

        Section 1.10  Deleted Defeasance Provision.  The text of Section 9.6 is
                      ----------------------------
hereby deleted in its entirety and replaced by the words "Intentionally
Omitted".

        Section 1.11  Amended Discharge and Defeasance Provisions.
                      -------------------------------------------

        The text of the following parenthetical in Subsection 9.1(a)(iii)(B) "(other than moneys repaid by the Trustee or any paying agent to RHG Finance in accordance with Section 9.6)" is hereby deleted in its entirety and replaced by the text "(other than moneys repaid by the Trustee or any paying agent to RHG Finance, the Company or Marriott in accordance with the second paragraph of
Section 9.4)".

                In addition, each of the following Sections hereby is amended to read in its entirety as follows:

                Section 9.2     Defeasance Upon Deposit of Moneys or U.S.
                                -----------------------------------------
        Government Obligations.
        ----------------------

                        At the option of RHG Finance, the Company or Marriott,
                either (a) each of RHG Finance, the Company and Marriott, shall be deemed to have been Discharged (a s defined below) from its, or their, obligations with respect to the Securities ("legal defeasance option") or (b) each of RHG Finance, the Company and Marriott shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 3.8 through 3.14, 3.18, 3.19 and 8.1 with respect to the Securities ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied:

                                (1) RHG Finance, the Company or Marriott shall
                        have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities on the dates such installments of interest or principal and premium are due (including Additional Amounts, if any, known at the time of such deposit);

                        (2) such deposit shall not cause the Trustee with
                respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities, provided that RHG Finance, the Company or Marriott may remove the Trustee and substitute a new Trustee if otherwise permitted by Article Five;

                        (3) if the Securities are then listed on any national
                securities exchange, RHG Finance, the Company or Marriott shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the exercise by RHG Finance, the Company or Marriott of its option under this Section would not cause such Securities to be delisted;

                        (4) no Event of Default or event (including such
                deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 4.1(h) or Section 4.1(i) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 4.1(h) or Section 4.1(i) shall have occurred and be continuing on the 91st day after such date; and

                        (5) in the event of legal defeasance, RHG Finance, the
                Company or Marriott shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge.

        Notwithstanding the foregoing, if RHG Finance, the Company or Marriott exercises its covenant defeasance option and an Event of Default under
        Section 4.1(h) or Section 4.1(i) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under
        Section 4.1(h) or Section 4.1(i) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of RHG Finance, the Company or Marriott referred to under the definition of covenant defeasance option with respect to the Securities shall be reinstated.

                "Discharged" means that RHG Finance, the Company or Marriott, as applicable, shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of RHG Finance, the

        Company or Marriott, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest (and Additional Amounts, if any) on such Securities when such payments are due, (B) the obligations of RHG Finance, the Company or Marriott to pay Additional Amounts, if any, to the extent that funds to pay such Additional Amounts have not be deposited as provided in subsection 9.2(1) above; (C) the obligations of RHG Finance, the Company and Marriott with respect to the Securities under Sections 2.5, 2.6, 2.7, 2.8, 2.10, 3.3 and 9.3 and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

                Section 9.3     Deposited Moneys and U.S. Government,
                                -------------------------------------
        Obligations to Be Held in Trust.
        -------------------------------

                All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 9.2 in respect of the Securities shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including RHG Finance acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest (and Additional Amounts), if any, but such money need not be segregated from other funds except to the extent required by law.

                Section 9.4     Repayment to RHG Finance, the Company or
                                ----------------------------------------
        Marriott.
        --------

                The Trustee and any Paying Agent shall promptly pay or return to RHG Finance, the Company or Marriott upon demand of RHG Finance, the Company or Marriott, as applicable, any moneys or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest (and Additional Amounts, if any) on the Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 9.2.

                Any money deposited with the Trustee or the Paying Agent, or then held by RHG Finance, the Company or Marriott, in trust for the payment of the principal of (and premium, if any) or interest (and Additional Amounts, if any) on the Securities and remaining unclaimed for two years after such principal (and premium, if any) or interest (and Additional Amounts, if any) has become due and payable (including any money held by the Trustee or any Paying Agent under this Article Nine that remains unclaimed for two years after the date on which principal of the Securities becomes due and payable, whether at maturity or by declaration of acceleration, call for redemption or otherwise, for which money or U.S Government Obligations have been deposited pursuant to Section 9.2) shall be paid to RHG Finance, the Company or Marriott upon demand of RHG Finance, the Company or Marriott, as applicable, or (if then held by RHG Finance, the Company or Marriott) shall be discharged from such trust; and the Holder of any Security shall thereafter, as an unsecured general creditor, look only to RHG Finance, the Company or Marriott for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of RHG Finance, the Company or Marriott, as trustee thereof, shall thereupon cease; provided, however, that the
                                                --------  -------
        Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of RHG Finance, the Company or Marriott cause to be transmitted to the Holders in the manner and to the extent provided by the second paragraph of Section 10.4, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to RHG Finance, the Company or Marriott.

                Section 9.5     Reinstatement.
                                -------------

                If the Trustee or Paying Agent is unable to apply any money in accordance with Section 9.3 by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, then the obligations of RHG Finance, the Company or Marriott under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
        Section 9.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.3; provided, however, that if RHG Finance, the Company or Marriott makes any payment of interest on or principal (or Additional Amounts, if any) of any of the Securities following the reinstatement of its obligations, RHG Finance, the Company or Marriott shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

        Section 1.12  Amended Notice Provision.  The following Section is hereby
                      ------------------------
amended in its entirety to read as follows:

                Section 10.4    Notices and Demands on RHG Finance, Company,
                                -------------------------------------------
        Marriott, Trustee and Securityholders.
        -------------------------------------

                Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on RHG Finance, the Company or Marriott, as the case may be, may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of RHG Finance, the Company or Marriott is filed by RHG Finance, the Company or Marriott, as the case may be, with the Trustee) to RHG Finance or the Company c/o Marriott International, or to Marriott International, Inc. at 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: Treasurer, with a copy to:
        Legal Department. Any notice, direction, request or demand by RHG Finance, the Company, Marriott or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

                Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to RHG Finance, the Company, Marriott and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any matter of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

        Section 1.13  Conforming Amendments.  Each reference to "the Company"
                      ---------------------
in the following Sections of the Indenture is hereby amended to substitute in lieu thereof a reference to "the Company or Marriott" or "the Company and Marriott" as the context requires, and each reference to "the Guarantee" or "the Guarantees" in such Sections of the Indenture is hereby amended to substitute in lieu thereof a reference to "the Guarantee or the Additional Guarantee" or "the Guarantees or the Additional Guarantee," as the case may be: 3.6, 5.2, 5.3, 5.9, 5.10, 6.2, 6.4, 7.5, 9.1, 10.2, 10.3, 10.5, 10.9 and 11.4.

                                  ARTICLE TWO
                                  -----------

                                 MISCELLANEOUS
                                 -------------

        Section 2.1.    Definitions.  Capitalized terms used herein without
                        -----------
definition shall have the respective meanings specified in the Indenture.

        Section 2.2.    Governing Law.  The laws of the State of New York
                        -------------
shall govern this Second Supplemental Indenture without regard to the principles of conflict of laws.

        Section 2.3.    Counterparts.  This Second Supplemental Indenture may
                        ------------
be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        Section 2.4.    Survival.  This Second Supplemental Indenture and the
                        --------
Indenture shall henceforth be read together. Except as expressly set forth herein, the Indenture shall remain unchanged and in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be executed and delivered as of the date first above written.

                                        RHG FINANCE CORPORATION


                                        By: /s/ C. B. Handlon
                                            --------------------------------
                                            Name:   Carolyn B. Handlon
                                            Title:  Assistant Treasurer

                                        RENAISSANCE HOTEL GROUP N.V.


                                        By: /s/ Michael A. Stein
                                            --------------------------------
                                            Name:   Michael A. Stein
                                            Title:  Executive Director

                                        MARRIOTT INTERNATIONAL, INC.


                                        By: /s/ C. B. Handlon
                                            --------------------------------
                                            Name:   Carolyn B. Handlon
                                            Title:  Vice President and
                                                    Assistant Treasurer

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ Janice Ott Rotunno
                                            --------------------------------
                                            Name:   Janice Ott Rotunno
                                            Title:  Assistant Vice President